Exhibit 99.1

NEWS RELEASE
For Immediate Release:
May 4, 2020

Sterling Reports First Quarter 2020 Results
Record EBITDA (1)
Record Backlog of $1.2 billion and Backlog Gross Margin of 12.7%

THE WOODLANDS, TX – May 4, 2020 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced financial results for the three months ended March 31, 2020.

Consolidated First Quarter 2020 Financial Results Compared to First Quarter 2019:

•	Revenues were $296.7 million compared to $223.9 million;

•	Gross margin was 11.9% of revenues compared to 8.7%;

•	Plateau acquisition related costs totaled $0.5 million or $0.02 per diluted share;

•	Net income attributable to Sterling common stockholders was $3.1 million or $3.5 million on an adjusted basis(1) compared to $1.8 million or $2.0 million on an adjusted basis(1);

•	Net income per diluted share attributable to Sterling common stockholders was $0.11 or $0.12 on an adjusted basis(1) compared to $0.07;

•	Cash flows from operations was $10.8 million, an improvement of $30.0 million; and,

•	Adjusted EBITDA(1) was $20.8 million compared to $9.0 million.
Consolidated Financial Position and Liquidity at March 31, 2020:

•	Cash and Cash Equivalents were $73.9 million;

•	Debt, net of cash totaled $385.1 million; and,

•	Remaining availability of $25 million under our $75 million Revolving Credit Facility.
Heavy Civil and Specialty Services Backlog Highlights

•
Combined Backlog at March 31, 2020 was $1.43 billion, up from $1.34 billion at December 31, 2019. Combined Backlog consists of $1.19 billion of Backlog and $241 million of Unsigned Low-bid Awards as of March 31, 2020 compared to $1.07 billion and $273 million at December 31, 2019, respectively. No residential contracts are included in Backlog.

•
Total margin in Backlog has increased approximately 120 basis points, from 11.5% at December 31, 2019 to 12.7% at March 31, 2020. Combined Backlog gross margin improved from 11.0% at December 31, 2019 to 12.1% at March 31, 2020.

Due to the uncertain future COVID-19 financial impacts over the balance of the year, we have withdrawn our previously articulated guidance until we have greater visibility.

(1)	See the “Reconciliation of Non-GAAP Supplemental Adjusted Financial Data” section below for more information.

CEO Remarks and Outlook
Sterling’s Chief Executive Officer, Joe Cutillo, stated, “I’m very proud of our 3,000 employees and their ability to take care of our customers, protect themselves and their families and adapt to a rapidly changing environment associated with the COVID-19 pandemic. Their hard work, ingenuity and quick actions enabled us to deliver record first quarter results that were consistent with our expectations heading into the quarter. Additionally, our first quarter results were aligned with our strategic objectives to continue to grow our bottom line profits faster than top line revenue. Our recently acquired Plateau business, which is the largest component of the Specialty Services segment, exceeded our expectations in financial performance and booked over $100 million of new business in the quarter. Our Residential operating income was slightly lower than the prior year quarter due to heavy March rains, but was up sequentially over the fourth quarter of 2019 as we continue to expand into the Houston market. The Heavy Civil segment saw the largest unfavorable productivity impact in the first quarter related to the pandemic as customers and back offices began to work virtually and new procedures and protocol were developed and implemented into field operations. Despite the COVID-19 pandemic headwinds, the Heavy Civil segment managed to approach achieving our first quarter financial expectations.”
“As we look forward, all our segments have been deemed to be a component of “Essential Critical Infrastructure” per the National Cybersecurity and Infrastructure Agency. We have record backlogs in both the Heavy Civil and Specialty Services segments and remain in an enviable position versus many other businesses. However, we expect to begin to see more significant impacts related to the COVID-19 pandemic in the second and third quarters as our home builder customers expect demand to slow, and new commercial projects related to multifamily and offices may be delayed.”
Mr. Cutillo concluded, “Due to the anticipated slowdown in project activity for our residential, multi-family and commercial markets, along with the high potential of other unforeseen impacts, we have decided to withdraw our previously articulated guidance until we have greater visibility into these markets. Despite the near-term challenges created by the COVID-19 pandemic, the profit and cash flow generated by of each of our businesses in the first quarter exemplify the continued execution of our strategy. Importantly, we generated positive free cash flow in our seasonally weak first quarter, and our liquidity position remains strong, providing us with the financial flexibility to continue to execute on our record combined backlog even if business conditions worsen, and leaving us well prepared to resume the growth trajectory of our bottom line when the economic environment normalizes.”

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, May 5, 2020 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Investor Presentations & Webcast section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling Construction Company, Inc., (“Sterling” or “the Company”), a Delaware corporation, is a construction company that has been involved in the construction industry since its founding in 1955. The Company operates through a variety of subsidiaries within three operating groups specializing in heavy civil, specialty services, and residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain states, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty services projects include construction site excavation and drainage, drilling and blasting for excavation, foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures include adjusted net income, adjusted EPS and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting, forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of these Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the scope and duration of the COVID-19 pandemic and its continuing impact on national and global economic conditions; and our business strategy; financial strategy; and plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0800	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$296,688	$223,949
Cost of revenues	(261,443)	(204,446)
Gross profit	35,245	19,503
General and administrative expense	(17,604)	(11,889)
Intangible asset amortization	(2,837)	(600)
Acquisition related costs	(473)	—
Other operating expense, net	(2,228)	(2,294)
Operating income	12,103	4,720
Interest income	99	364
Interest expense	(7,803)	(3,060)
Income before income taxes	4,399	2,024
Income tax expense	(1,184)	(163)
Net income	3,215	1,861
Less: Net income attributable to noncontrolling interests	(100)	(46)
Net income attributable to Sterling common stockholders	$3,115	$1,815

Net income per share attributable to Sterling common stockholders:
Basic	$0.11	$0.07
Diluted	$0.11	$0.07

Weighted average common shares outstanding:
Basic	27,736	26,377
Diluted	27,992	26,723

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	% of Revenue	2019	% of Revenue
Revenue
Heavy Civil	$155,615	53%	$150,505	67%
Specialty Services	104,723	35%	30,679	14%
Residential	36,350	12%	42,765	19%
Total Revenue	$296,688		$223,949
Operating Income (Loss)
Heavy Civil	$(3,622)	(2.3)%	$(2,147)	(1.4)%
Specialty Services	11,114	10.6%	1,048	3.4%
Residential	5,084	14.0%	5,819	13.6%
Subtotal	12,576	4.2%	4,720	2.1%
Acquisition related costs	(473)		—
Total Operating Income	$12,103	4.1%	$4,720	2.1%

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$73,905	$45,733
Accounts receivable, including retainage	221,268	248,247
Costs and estimated earnings in excess of billings	54,791	42,555
Receivables from and equity in construction joint ventures	10,789	9,196
Other current assets	10,335	11,790
Total current assets	371,088	357,521
Property and equipment, net	117,818	116,030
Operating lease right-of-use assets	14,790	13,979
Goodwill	191,892	191,892
Other intangibles, net	253,486	256,323
Deferred tax asset, net	27,149	26,012
Other non-current assets, net	172	183
Total assets	$976,395	$961,940
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$123,172	$137,593
Billings in excess of costs and estimated earnings	79,293	85,011
Current maturities of long-term debt	50,211	42,473
Current portion of long-term lease obligations	7,410	7,095
Income taxes payable	1,656	1,212
Accrued compensation	14,187	13,727
Other current liabilities	10,403	6,393
Total current liabilities	286,332	293,504
Long-term debt	408,828	390,627
Long-term lease obligations	7,465	6,976
Members’ interest subject to mandatory redemption and undistributed earnings	49,186	49,003
Other long-term liabilities	5,654	619
Total liabilities	757,465	740,729
Stockholders’ equity:
Common stock, par value $0.01 per share; 38,000 shares authorized, 28,282 and 28,290 shares issued, 27,966 and 27,772 shares outstanding	283	283
Additional paid in capital	250,689	251,019
Treasury Stock, at cost: 316 and 518 shares	(4,247)	(6,142)
Retained deficit	(21,918)	(25,033)
Accumulated other comprehensive loss	(7,270)	(209)
Total Sterling stockholders’ equity	217,537	219,918
Noncontrolling interests	1,393	1,293
Total stockholders’ equity	218,930	221,211
Total liabilities and stockholders’ equity	$976,395	$961,940

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$3,215	$1,861
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,285	4,302
Amortization of debt issuance costs	1,022	833
Gain on disposal of property and equipment	(393)	(38)
Deferred taxes	913	141
Stock-based compensation expense	2,234	1,021
Loss on interest rate hedge	171	—
Changes in operating assets and liabilities	(4,676)	(27,362)
Net cash provided by (used in) operating activities	10,771	(19,242)
Cash flows from investing activities:
Capital expenditures	(7,354)	(3,814)
Proceeds from sale of property and equipment	512	137
Net cash used in investing activities	(6,842)	(3,677)
Cash flows from financing activities:
Borrowings on revolving credit facility	30,000	—
Repayments of long-term debt	(5,082)	(5,610)
Distributions to noncontrolling interest owners	—	(5,100)
Purchase of treasury stock	—	(3,201)
Other	(675)	(501)
Net cash provided by (used in) financing activities	24,243	(14,412)
Net change in cash and cash equivalents	28,172	(37,331)
Cash and cash equivalents at beginning of period	45,733	94,095
Cash and cash equivalents at end of period	$73,905	$56,764

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended March 31, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$296,688	$—	$296,688
Cost of revenues	(261,443)	—	(261,443)
Gross profit	35,245	—	35,245
General and administrative expense	(17,604)	—	(17,604)
Intangible asset amortization	(2,837)	—	(2,837)
Acquisition related costs	(473)	473	—
Other operating expense, net	(2,228)	—	(2,228)
Operating income	12,103	473	12,576
Interest income	99	—	99
Interest expense	(7,803)	—	(7,803)
Income before income taxes	4,399	473	4,872
Income tax expense (2)	(1,184)	(99)	(1,283)
Net income	3,215	374	3,589
Less: Net income attributable to noncontrolling interests	(100)	—	(100)
Net income attributable to Sterling common stockholders	$3,115	$374	$3,489

Net income per share attributable to Sterling common stockholders:
Basic	$0.11	$0.02	$0.13
Diluted	$0.11	$0.01	$0.12

Weighted average common shares outstanding:
Basic	27,736	—	27,736
Diluted	27,992	—	27,992

(1)    The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Adjusted Non-GAAP income tax expense of $1,283 includes non-cash federal income tax expense of $1,012.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended March 31, 2019
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$223,949	$—	$223,949
Cost of revenues	(204,446)	—	(204,446)
Gross profit	19,503	—	19,503
General and administrative expense	(11,889)	—	(11,889)
Intangible asset amortization	(600)	—	(600)
Other operating expense, net	(2,294)	—	(2,294)
Operating income	4,720	—	4,720
Interest income	364	—	364
Interest expense	(3,060)	—	(3,060)
Income before income taxes	2,024	—	2,024
Income tax (expense) benefit	(163)	141	(22)
Net income	1,861	141	2,002
Less: Net income attributable to noncontrolling interests	(46)	—	(46)
Net income attributable to Sterling common stockholders	$1,815	$141	$1,956

Net income per share attributable to Sterling common stockholders:
Basic	$0.07	$—	$0.07
Diluted	$0.07	$—	$0.07

Weighted average common shares outstanding:
Basic	26,377	—	26,377
Diluted	26,723	—	26,723

(1)    The summary unaudited adjusted financial data is presented excluding the non-cash taxes. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net income attributable to Sterling common stockholders	$3,115	$1,815
Depreciation	5,448	3,702
Amortization	2,837	600
Interest expense, net of interest income	7,704	2,696
Income tax (benefit) expense	1,184	163
EBITDA (1)	20,288	8,976
Acquisition related costs	473	—
Adjusted EBITDA (2)	$20,761	$8,976

(1)    The Company defines EBITDA as GAAP net income (loss) attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and loss on extinguishment of debt.

(2) Adjusted EBITDA excludes the impact of acquisition related costs.